FIRST SOUTH AFRICA CORP., LTD.

                                OFFER TO EXCHANGE
                           SHARES OF ITS COMMON STOCK
                             FOR ANY AND ALL OF ITS
                         COMMON STOCK PURCHASE WARRANTS

To Our Clients:

        Enclosed for your consideration are an Offering Circular, dated October 10, 1997 (the "Offering Circular"), and Letters of Transmittal (which together constitute the "Exchange Offer") relating to the offer by First South Africa Corp., Ltd. (the "Company") to exchange (i) two shares of its Common Stock, par value $.01 per share (the "Common Stock"), for three of its Redeemable Class A Warrants (the "Class A Warrants"), and three Redeemable Class B Warrants (the "Class B Warrants"; and, together with the Class A Warrants, the "Warrants");
(ii) one share of Common Stock for three of its Class A Warrants; and/or (iii) one share of Common Stock for six of its Class B Warrants. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock and one Class B Warrant for $6.50. Each Class B Warrant entitles the holder thereof to purchase one share of common Stock for $8.75. As of October 7, 1997, there were 2,735,940 and 2,513,959 class A Warrants and Class B Warrants outstanding, respectively. Consummation of the Exchange Offer is subject only to a number of customary conditions described in the Offering Circular, any or all of which may be waived by the Company.

        Subject to the terms and conditions of the Exchange Offer, the Company will accept all Warrants that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below), and will issue shares of Common Stock and, if necessary, a replacement Warrant Certificate(s) (to evidence Warrants you have not tendered pursuant to the Exchange Offer) pursuant to the Exchange Offer promptly after Expiration Date. The Company will not accept for exchange any Warrants not exchangeable for a whole share of Common Stock.

        This material is being forwarded to you as the beneficial owner of Warrants carried by us for your account but not registered in your name. A tender of such Warrants may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you would like us to tender any or all such Warrants held by us for your account, pursuant to the terms and conditions set forth in the Offering Circular and Letter of Transmittal. However, we urge you to read these documents carefully before instructing us to tender any or all of your Warrants on your behalf.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Warrants on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 3, 1997, unless the Exchange Offer is extended by the Company (the "Expiration Date"). Tenders of Warrants may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date or, unless previously accepted for exchange, after October 10, 1997.

        If you would like us to tender any or all of your Warrants on your behalf, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. The accompanying Letters of Transmittal are furnished to your for your information only and may not be used by you to tender Warrants.

                                  INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter, the Offering Circular describing the Exchange Offer by First South Africa Corp., Ltd. to acquire all of its outstanding Warrants and the related Letter of Transmittal.

        This will instruct you whether to tender the number of Warrants indicated in the appropriate space below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offering Circular and Letter of Transmittal.

                [_] Please TENDER ________ Class A Warrants and a like number of Class B Warrants held by you for my account on the Letter of Transmittal.

                [_] Please TENDER ________ Class A Warrants held by you for my account on the Letter of Transmittal.

                [_] Please TENDER ________ Class B Warrants held by you for my account on the Letter of Transmittal.

                [_] Please DO NOT TENDER any Class A Warrants held by you for my account on the Letter of Transmittal.

                [_] Please DO NOT TENDER any Class B Warrants held by you for my account on the Letter of Transmittal.

DATE: ____________________

                                  _____________________________________
                                  Signature:

                                  _____________________________________
                                  Name:


        UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL YOUR WARRANTS PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFERING CIRCULAR AND THE LETTER OF TRANSMITTAL.


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